Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results and Reaffirms 2017 Guidance Ranges

•	Total Net Revenue (“Revenue”) increased 5.8% to $229.0 million in the first quarter of 2017 from $216.4 million in the first quarter of 2016

•	Adjusted EBITDA(1) increased 5.8% to $28.7 in the first quarter of 2017 from $27.1 million in the first quarter of 2016

•	Diluted loss per share was $(0.03) per share in the first quarter of 2017, flat from the prior year’s first quarter

•	Aggregate procedural volumes increased 2.5% and same center volumes increased 2.1% as compared with the first quarter of 2016

•	Established two joint ventures with Cedars-Sinai in the greater Los Angeles area

•	Exited the Rhode Island marketplace through the sale of its five imaging centers

LOS ANGELES, California, May 10, 2017 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 303 owned and/or operated outpatient imaging centers, today reported financial results for its first quarter of 2017.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I’m very pleased with the improvement of our base imaging center business in this first quarter as compared with last year’s first quarter, particularly when adjusting for year-over-year changes in two items that more favorably benefited last year’s first quarter. In the first quarter of last year, we recognized $2.8 million of Other Income from Meaningful Use incentives as a result of our adoption of eRAD software and $825,000 of Revenue from our management contract in the sovereign nation of Qatar. In this year’s first quarter, we recognized only $600,000, combined, for these two sources. Adjusting both quarters by removing contributions from Meaningful Use and Qatar activities, Revenue from core operations increased 6.1% in this year’s first quarter and EBITDA increased 19.5%.”

“The performance of our imaging business is benefiting from a number of factors. First, our investment in new technologies is beginning to pay dividends, especially 3D digital mammography – which is now being reimbursed by many of the large national payors in addition to Medicare. Second, our performance benefited from successful pricing negotiations with private payors in several of our regions and with a number of our capitated medical groups. Third, we continue to effectively control and reduce expenses. Lastly, we are experiencing continuing improvement in our New York City marketplace from the integration of our acquisitions of New York Radiology Partners and Diagnostic Imaging Group,” added Dr. Berger.

Financial Results

For the first quarter of 2017, RadNet reported Revenue of $229.0 million, Adjusted EBITDA(1) of $28.7 million and Net Loss of $1.2 million. Revenue increased $12.6 million (or 5.8%), Adjusted EBITDA(1) increased $1.6 million (or 5.8%) and Net Loss decreased $187,000, over the first quarter of 2016. Per share Net Loss for the first quarter was $(0.03), compared to the same in the first quarter of 2016, based upon a weighted average number of basic and diluted shares outstanding of 46.6 million for both periods in 2017 and 2016.

Affecting Net Loss in the first quarter of 2017 were certain non-cash expenses and non-recurring items including: $3.3 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $203,000 of severance paid in connection with headcount reductions related to cost savings initiatives; and $814,000 of combined non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the first quarter of 2017, as compared to the prior year’s first quarter, MRI volume increased 5.1%, CT volume increased 6.0% and PET/CT volume increased 5.7%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.5% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2017 and 2016, MRI volume increased 3.3%, CT volume increased 4.4% and PET/CT volume increased 5.7%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.1% over the prior year’s same quarter.

Subsequent to the end of the quarter, on April 1st, RadNet established two imaging joint ventures with Cedars-Sinai, one of the premier academic medical centers in the country. The joint venture agreement in Santa Monica consists initially of one multi-modality imaging center (Resolution Imaging), which was contributed to the joint venture by RadNet. Under the terms of the joint venture in the San Fernando Valley, Cedars-Sinai has purchased an interest in four imaging centers previously owned by RadNet. RadNet will continue to manage the operations of the imaging centers of both joint ventures on a day-to-day basis.

Additionally, subsequent to quarter end, on April 1st, RadNet sold the assets of its five locations in Rhode Island comprising The Imaging Institute to a strategic buyer for $5.0 million. The five centers were originally part of RadNet’s acquisition completed in November 2011 of the United States operations of CML Healthcare. The divestiture is consistent with RadNet’s core operating strategy of being the leading outpatient imaging provider in all the geographies in which it operates. It was concluded that these Rhode Island assets were better suited under the ownership of another local operator who seeks to aggressively expand its presence in that marketplace.

2017 Guidance Update

RadNet reaffirms its previously announced 2017 guidance ranges as follows:

Total Net Revenue	$895 million - $925 million
Adjusted EBITDA(1)	$135 million - $145 million
Capital Expenditures (a)	$55 million - $60 million
Cash Interest Expense	$35 million - $40 million
Free Cash Flow Generation (b)	$40 million - $50 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

2

Dr. Berger highlighted, “We remain confident about our previously announced guidance levels. When we set our guidance levels upon the release of our fourth quarter 2016 earnings, we incorporated normal seasonality that we experience in our business. This seasonality considers the typical front-loading of our capital spending in the first half of the year and lower first quarter Revenue and profitability from weaker utilization of services as a result of winter weather on the east coast and from patients in high deductible programs seeking to avoid or delay services. Comparing the first quarter results with our internal projections, we are on track to meet our objectives for the year.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2017 results on Wednesday, May 10th, 2017 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Wednesday, May 10, 2017

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-596-2573

International Dial-In Number: 913-312-0379

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=124224 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 3102466.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 303 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,300 employees. For more information, visit http://www.radnet.com.

3

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2017 financial guidance, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

4

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31,	December 31,
	2017	2016
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,294	$20,638
Accounts receivable, net	169,538	164,210
Due from affiliates	2,122	2,428
Prepaid expenses and other current assets	23,635	28,435
Assets held for sale	4,851	2,203
Total current assets	208,440	217,914
PROPERTY AND EQUIPMENT, NET	257,458	247,725
OTHER ASSETS
Goodwill	239,954	239,553
Other intangible assets	42,132	42,682
Deferred financing costs	1,919	2,004
Investment in joint ventures	46,114	43,509
Deferred tax assets, net of current portion	51,446	50,356
Deposits and other	6,519	5,733
Total assets	$853,982	$849,476

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$113,729	$111,166
Due to affiliates	12,786	13,141
Deferred revenue	1,574	1,516
Current portion of deferred rent	2,997	2,961
Current portion of notes payable	22,016	22,031
Current portion of obligations under capital leases	5,826	4,526
Total current liabilities	158,928	155,341
LONG-TERM LIABILITIES
Deferred rent, net of current portion	26,739	24,799
Notes payable, net of current portion	603,404	609,445
Obligations under capital lease, net of current portion	4,606	2,730
Other non-current liabilities	7,197	5,108
Total liabilities	800,874	797,423
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 47,216,929, and 46,574,904 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	4	4
Additional paid-in-capital	201,563	198,387
Accumulated other comprehensive (loss) gain	(470)	306
Accumulated deficit	(151,421)	(150,211)
Total RadNet, Inc.'s stockholders' equity	49,676	48,486
Noncontrolling interests	3,432	3,567
Total equity	53,108	52,053
Total liabilities and equity	$853,982	$849,476

5

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$212,750	$200,842
Provision for bad debts	(11,646)	(10,304)
Net service fee revenue	201,104	190,538
Revenue under capitation arrangements	27,909	25,850
Total net revenue	229,013	216,388
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	205,454	196,826
Depreciation and amortization	16,654	16,412
Gain on sale and disposal of equipment	(45)	–
Severance costs	203	167
Total operating expenses	222,266	213,405
INCOME FROM OPERATIONS	6,747	2,983

OTHER INCOME AND EXPENSES
Interest expense	10,240	10,681
Meaningful use incentive	(250)	(2,808)
Equity in earnings of joint ventures	(1,928)	(2,279)
Other expenses	3	2
Total other expenses	8,065	5,596
LOSS BEFORE INCOME TAXES	(1,318)	(2,613)
Benefit from income taxes	458	1,506
NET LOSS	(860)	(1,107)
Net income attributable to noncontrolling interests	350	290
NET LOSS ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(1,210)	$(1,397)

BASIC AND DILUTED LOSS PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.03)	$(0.03)

DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.03)	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	46,560,017	46,581,491

Diluted	46,560,017	46,581,491

6

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(860)	$(1,107)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,654	16,412
Provision for bad debts	11,646	10,304
Equity in earnings of joint ventures	(1,928)	(2,279)
Distributions from joint ventures	2,323	2,038
Amortization of deferred financing costs and loan discount	814	1,368
Gain on sale and disposal of equipment	(45)	–
Stock-based compensation	3,276	2,733
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(16,974)	(25,291)
Other current assets	4,043	5,288
Other assets	8	856
Deferred taxes	(1,090)	(1,612)
Deferred rent	1,976	443
Deferred revenue	58	(70)
Accounts payable, accrued expenses and other	10,995	11,880
Net cash provided by operating activities	30,896	20,963
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(3,154)	(5,007)
Investments at cost	(500)	–
Purchase of property and equipment	(30,371)	(22,500)
Proceeds from sale of equipment	59	–
Equity contributions in existing joint ventures	–	(294)
Net cash used in investing activities	(33,966)	(27,801)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(2,158)	(3,166)
Payments on Term Loan Debt/Senior Notes	(6,063)	(6,178)
Deferred financing costs and debt discount	(570)	–
Proceeds on revolving credit facility	105,100	126,200
Payments on revolving credit facility	(105,100)	(109,900)
Dividends paid to noncontrolling interests	(485)	(158)
Net cash (used in) provided by financing activities	(9,276)	6,798
EFFECT OF EXCHANGE RATE CHANGES ON CASH	2	4
NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,344)	(36)
CASH AND CASH EQUIVALENTS, beginning of period	20,638	446
CASH AND CASH EQUIVALENTS, end of period	$8,294	$410

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$11,035	$9,085

7

RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	March 31,
	2017	2016

Net Loss Attributable to RadNet, Inc. Common Shareholders	$(1,210)	$(1,397)
Less Benefit From Income Taxes	(458)	(1,506)
Plus Other Expenses (Income)	3	2
Plus Interest Expense	10,240	10,681
Plus Severance Costs	203	167
Less Gain on Sale of Equipment	(45)	–
Plus Depreciation and Amortization	16,654	16,412
Plus Non Cash Employee Stock Compensation	3,276	2,733
Adjusted EBITDA(1)	$28,663	$27,092

8

PAYOR CLASS BREAKDOWN**

First Quarter
2017

Commercial Insurance	58.6%
Medicare	19.8%
Capitation	11.6%
Workers Compensation/Personal Injury	2.8%
Medicaid	3.8%
Other	3.4%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period  to

Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements.

After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year	Full Year
	2017	2016	2015	2014

MRI	35.0%	34.7%	35.3%	36.1%
CT	16.3%	15.8%	15.7%	15.3%
PET/CT	5.1%	5.0%	5.1%	5.7%
X-ray	9.3%	9.3%	9.6%	10.2%
Ultrasound	12.2%	12.3%	11.5%	11.1%
Mammography	15.8%	16.5%	16.4%	16.5%
Nuclear Medicine	1.2%	1.2%	1.3%	1.4%
Other	5.1%	5.2%	5.1%	3.7%
	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

9

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

10